EXHIBIT 23.1

            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------



Monterey Gourmet Foods, Inc.
Salinas, California


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 1, 2006, relating to the consolidated financial statements, and schedule of Monterey Gourmet Foods, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2005.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/ BDO SEIDMAN LLP

San Francisco, California
July 17, 2006